1 NASDAQ: VPFG First Quarter 2014 Earnings Kevin Hanigan – President and Chief Executive Officer Kari Anderson – Interim Chief Financial Officer and Chief Accounting Officer Exhibit 99.3

2 Safe Harbor Statement When used in this presentation, in filings by ViewPoint Financial Group, Inc. (“ViewPoint”) with the Securities and Exchange Commission (the “SEC”) in ViewPoint’s press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other things, the expected cost savings, synergies and other financial benefits from the ViewPoint-LegacyTexas merger (the “Merger”) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected, the requisite regulatory approvals and the approval of the shareholders of LegacyTexas might not be obtained or other conditions to completion of the merger set forth in the merger agreement might not be satisfied or waived, changes in economic conditions, legislative changes, changes in policies by regulatory agencies, fluctuations in interest rates, the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, ViewPoint’s ability to access cost-effective funding, fluctuations in real estate values and both residential and commercial real estate market conditions, demand for loans and deposits in ViewPoint’s market area, the industry-wide decline in mortgage production, competition, changes in management’s business strategies and other factors set forth in ViewPoint’s filings with the SEC. ViewPoint does not undertake – and specifically declines any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. ViewPoint has filed with the SEC a registration statement on Form S-4, which was declared effective by the SEC on April 9, 2014. The registration statement includes a proxy statement/prospectus, which was mailed in definitive form to the shareholders of LegacyTexas on April 15, 2014. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT LEGACYTEXAS, VIEWPOINT AND THE MERGER. Investors may obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by ViewPoint are available free of charge by accessing ViewPoint’s website (www.viewpointfinancialgroup.com, under “SEC Filings”) or by contacting Casey Farrell at (972) 801-5871. The directors, executive officers and certain other members of management and employees of ViewPoint may be deemed to be participants in the solicitation of proxies in favor of the Merger from the shareholders of LegacyTexas. Information about the directors and executive officers of ViewPoint is included in ViewPoint’s proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on April 11, 2014. The directors, executive officers and certain other members of management and employees of LegacyTexas may also be deemed to be participants in the solicitation of proxies in favor of the Merger from the shareholders of LegacyTexas. Information about the directors and executive officers of LegacyTexas is included in the proxy statement/prospectus for the Merger.

3 1st Quarter Results Continued success executing commercial banking strategy Strong C&I and CRE growth of $137.9 million for 8.8% linked quarter increase Loans held for investment (excluding WPP) grew $157.7 million, or 7.7%, linked quarter Non-interest-bearing demand deposits increased to a record high of $434.5 million at March 31, 2014, an increase of $23.5 million linked quarter Execution of Commercial Banking Strategy, Loan Growth First Quarter Earnings Quarterly net income totaled $7.7 million, an increase of 6% linked quarter Q1 2014 GAAP EPS of $0.20, up $0.01 linked quarter; Q1 2014 core EPS of $0.21 Q1 2014 NIM of 3.73%, down 10 basis points from Q4 2013 and up 9 basis points year over year Merger will result in one of the largest independent banks in Texas, with 51 branches and pro forma assets of over $5 billion Merger completes transition to commercially oriented community bank Leverages excess capital in a financially attractive transaction Expected to close in second quarter of 2014 Credit Quality Remains High Non-performing assets of $23.2 million, or 0.64% of total assets Asset quality metrics continue to compare favorably to industry Source: Company Documents LegacyTexas Group, Inc. Merger

LegacyTexas Group, Inc. Merger

- Filed S-4 on March 14th, declared effective by SEC on April 9th
- LegacyTexas Group, Inc. shareholder meeting scheduled for May 19th
- Regulatory approval pending
- Expected to close in second quarter of 2014
- Integration teams in place
- Both companies have strong positive momentum
- ViewPoint will issue approximately 7.85 million shares of its common stock plus approximately $115 million in cash for all of the outstanding stock of LegacyTexas

Pro forma total assets ($ in millions)


$3,604
$1,811
$5,415
VPFG stand-alone
LegacyTexas
Pro forma

Pro forma total deposits ($ in millions)


$2,369
$1,530
$3,899
VPFG stand-alone
LegacyTexas
Pro forma

ViewPoint Financial Group, Inc.
NASDAQ VPFG
4

ViewPoint and Legacy Combined Branch Map

Texas Franchise



- **LegacyTexas** (20 branches total)
- **ViewPoint** (31 branches total)

☆ #3 deposit market share among Texas based independent banks in DFW[1]

☆ #1 market share in affluent Collin County among independent banks[2]

☆ #3 overall deposit market share in Collin County among all banks

Dallas Fort Worth MSA Franchise



Denton
Prosper
Oak Point
Corinth
Little Elm
Frisco
Argyle
Lake Dallas
The Colony
Fairview
Justin
Highland Village
Lewisville
Flower Mound
Trophy Club
Haslet
Southlake
Keller
Coppell
Carrollton
Farmers Branch
Colleyville
Watauga
Saginaw
North Richland Hills
Bedford
Haltom City
Irving
Fort Worth
Arlington
Grand Prairie
Dallas
University Park
Highland Park
Richardson
Garland
Rowlett
Mesquite
Balch Springs
Sachse
Murphy
Wylie
Parker
Lucas
Lowry Crossing
Princeton
River Oaks
Lake Ray Hubbard

1 Includes only banks and thrifts headquartered in the Dallas-Fort Worth-Arlington, TX MSA
2 Based on deposit market share of banks and thrifts headquartered in Texas
Source: Company Documents

ViewPoint Financial Group, Inc.
NASDAQ VPFG
5

6 Source: Company Documents; Note: Total shareholder return through March 31, 2014 ¹ Does not include Warehouse Purchase Program loans 2 KRX Regional Bank Index is an index of 50 regional banks representing regional banks or thrifts listed on U.S. stock markets 3 KBW Bank Index is an index of 24 companies representing leading national money centers and regional banks or thrifts Total shareholder return since 12/08/2011 77% commercial portfolio1 Up from 29% in 2007  25% C&I of loans HFI1 Up from 1% in 2007  60% interest revenue is commercial Up from 16% in 2007  262bp reduction in deposit cost compared to 2007 35bps MRQ  Commercial Bank Transformation Merger with LegacyTexas Group, Inc. The pending merger with LegacyTexas is the final step in our transformation into a commercial bank Strategic Action Leading to Meaningful Results 52% 70% 90% 137% S&P 500 KRX Regional Bank Index² KBW Bank Index³

7 Interest Revenue Transformation 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2008 2009 2010 2011 2012 2013 Q1 2014 Pro forma 1Q'14 (1) Earning Asset Revenue Mix Warehouse Purchase Program Commercial loans Consumer loans Securities & Cash (1) Includes LegacyTexas interest income at March 31, 2014 Source: Company Documents, consumer loans includes consumer RE Continued diversification, commercial now 60% of earning asset revenue (up 237% from 2008)

8 Comparison of Commercial vs WPP Loans $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 1Q'13 2Q'13 3Q'13 4Q'13 1Q'14 Average Balances - Commercial and WPP Loans Commercial loan portfolio Warehouse Purchase Program loans Source: Company Documents (In M ill io n s ) Commercial loan growth outpaces the WPP decline

9 Strong Loan Growth C&I Lending Growth ($ in millions) Source: Company Documents $224 $230 $260 $258 $305 $48 $58 $114 $167 $213 $31 $25 $17 $14 $26 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 1Q'13 2Q'13 3Q'13 4Q'13 1Q'14 C&I Energy Lending WHLOC $303 $313 $439 $391 $544 $898 $1,005 $1,048 $1,119 $1,153 $750 $800 $850 $900 $950 $1,000 $1,050 $1,100 $1,150 1Q'13 2Q'13 3Q'13 4Q'13 1Q'14 CRE Lending Growth ($ in millions) C&I and CRE increased a combined 8.8% (linked quarter)

Low Cost, Diversified Deposit Base 33% 25% 21% 21% 22% 10% 11% 16% 18% 18% 57% 64% 63% 61% 60% 2010 2011 2012 2013 Q1'14 Time Non-interest-bearing All others 10 Source: Company Documents Total deposits Cost of deposits 1.60% 1.11% 0.54% 0.43% 0.35% 2010Y 2011Y 2012Y 2013Y Q1'14 Deposit composition at March 31, 2014 Non-interest- bearing demand 18% Interest- bearing demand 20% Savings & money market 40% Time 22%

11 Source: : Company Documents 1 See Appendix for reconciliation of core (non-GAAP) to GAAP net income 2 Calculated by dividing total non-interest expense by net interest income plus non-interest income, excluding gain (loss) on assets, impairment of goodwill, amortization of intangible assets, gains (losses) from securities transactions, merger and acquisition costs and other non-recurring items. Efficiency Ratio 2 77% 70% 67% 58% 63% 62% 63% 2009 2010 2011 2012 2013 1Q'13 1Q'14 Net Interest Margin 2.72% 2.80% 2.91% 3.61% 3.71% 3.64% 3.73% 2009 2010 2011 2012 2013 1Q'13 1Q'14 Net Interest Income $58.6 $71.2 $82.6 $115.8 $118.2 $28.5 $29.6 2009 2010 2011 2012 2013 1Q'13 1Q'14 (In Millions) Core ROAA1 0.42% 0.66% 0.75% 1.10% 0.95% 0.92% 0.93% 2009 2010 2011 2012 2013 1Q'13 1Q'14 CAGR: 19% Profitability

12 Strong Credit Quality Net Charge Offs/ Average Loans (1) NPAs / Loans + OREO (1) (1) Loans represent VPFG loans held for investment excluding Warehouse Purchase Program loans (2) SNL Southwest U.S. Bank Index includes all major exchange (NYSE, NYSE MKT, NASDAQ) banks in SNL’s coverage universe headquartered in CO, LA, NM, OK, TX, and UT Source: Company documents; SNL Financial NPA/ Equity 0.17 0.09 0.11 0.10 0.06 0.00 0.20 0.40 0.60 0.80 1.00 1.20 1.40 1.60 2010Y 2011Y 2012Y 2013Y YTD 2014 VPFG Small Cap U.S. Bank Index Southwest U.S. Bank Index (2) 1.83 2.06 1.72 1.10 1.05 1.00 1.50 2.00 2.50 3.00 3.50 4.00 4.50 2010Y 2011Y 2012Y 2013Y YTD 2014 VPFG Small Cap U.S. Bank Index Southwest U.S. Bank Index (2) 5.12 6.25 5.59 4.15 4.22 0.00 5.00 10.00 15.00 20.00 25.00 30.00 2010Y 2011Y 2012Y 2013Y YTD 2014 ViewPoint Financial Group Inc Small Cap U.S. Bank Index Southwest U.S. Bank Index (2)

13 Looking Ahead Successful integration of LegacyTexas and re-branding of the pro- forma franchise Focus on growth – organically and through selective acquisitions Diversify income sources Prudent and focused expense management Maintain strong asset quality Strategic capital deployment

14 Questions?

15 Appendix The subsequent tables present non-GAAP reconciliations of the following calculations:  Tangible book value per share to tangible assets ratio  Tangible book value per share  Core (non-GAAP) net income and earnings per share

16 Appendix Tangible Equity to Tangible Assets and Tangible Book Value per Share at March 31, 2014 (Dollar amounts in thousands) Total GAAP equity $550,099 Less: goodwill (29,650) Less: identifiable intangible assets, net (1,127) Total tangible equity $519,322 Total GAAP assets $3,603,588 Less: goodwill (29,650) Less: identifiable intangible assets, net (1,127) Total tangible assets $3,572,811 GAAP equity to total assets 15.27% Tangible equity to tangible assets 14.54% Shares outstanding at March 31, 2014 39,946,560 Tangible book value per share $13.00

Appendix

Reconciliation of Core (non-GAAP) to GAAP Net Income and EPS

(Dollar amounts in thousands except per share data)

	Three Months Ended								
	3/31/2014	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	9/30/2012	6/30/2012	3/31/2012
GAAP net income available to common shareholders	$ 7,592	$ 7,147	$ 8,096	$ 8,058	$ 7,994	$ 10,316	$ 11,280	$ 6,482	$ 7,057
Distributed and undistributed earnings to participating securities	90	97	116	116	64	45	36	10	15
Merger and acquisition costs	110	431	-	-	-	-	158	2,432	93
Costs relating to sale of VPM	-	-	-	-	-	-	(4)	88	-
One-time payroll and severance costs	-	137	39	260	-	-	238	525	14
One-time (gain) loss on assets	7	(36)	(27)	-	(511)	(252)	(70)	(1,040)	9
Goodwill impairment	-	-	-	-	-	-	-	532	-
(Gain) loss on sale of AFS securities	-	-	-	-	115	-	(584)	(75)	-
Core (non-GAAP) net income	$ 7,799	$ 7,776	$ 8,224	$ 8,434	$ 7,662	$ 10,109	$ 11,054	$ 8,954	$ 7,188
Basic earnings per share:									
Average shares for basic earnings per share	37,775,677	37,686,866	37,594,701	37,545,050	37,529,793	37,460,539	37,362,535	37,116,322	31,545,748
GAAP basic earnings per share	$0.20	$0.19	$0.22	$0.21	$0.21	$0.28	$0.30	$0.17	$0.22
Core (non-GAAP) basic earnings per share	$0.21	$0.21	$0.22	$0.22	$0.20	$0.27	$0.30	$0.24	$0.23
Diluted earnings per share:									
Average shares for diluted earnings per share	38,019,519	37,911,775	37,774,400	37,692,513	37,681,402	37,592,618	37,466,031	37,236,213	31,666,355
GAAP diluted earnings per share	$0.20	$0.19	$0.21	$0.21	$0.21	$0.27	$0.30	$0.17	$0.22
Core (non-GAAP) diluted earnings per share	$0.21	$0.21	$0.22	$0.22	$0.20	$0.27	$0.30	$0.24	$0.23

ViewPoint Financial Group, Inc.
NASDAQ VPFG
17

18 Appendix Reconciliation of Core (non-GAAP) to GAAP Net Income and EPS (Dollar amounts in thousands except per share data) Year Ended December 31, 2013 2012 2011 2010 2009 GAAP net income available to common shareholders $ 31,294 $ 35,135 $ 26,205 $ 17,635 $ 2,631 Distributed and undistributed earnings to participating securities 394 106 123 164 39 Merger and acquisition costs 431 2,683 306 - - Costs relating to sale of VPM - 84 - - - One-time payroll and severance costs 436 777 - - - One-time (gain) loss on assets (574) (1,353) (497) 135 526 Goodwill impairment - 532 176 - - (Gain) loss on sale of AFS securities 115 (659) (4,074) - (1,569) Impairment of collateralized debt obligations (all credit) - - - - 8,082 Core (non-GAAP) net income $ 32,096 $ 37,305 $ 22,239 $ 17,934 $ 9,709 Basic earnings per share: Average shares for basic earnings per share 37,589,548 35,879,704 32,219,841 30,128,985 27,881,941 GAAP basic earnings per share $0.83 $0.98 $0.81 $0.59 $0.09 Core (non-GAAP) basic earnings per share $0.85 $1.04 $0.69 $0.60 $0.35 Diluted earnings per share: Average shares for diluted earnings per share 37,744,786 35,998,345 32,283,107 30,131,960 27,882,874 GAAP diluted earnings per share $0.83 $0.98 $0.81 $0.59 $0.09 Core (non-GAAP) diluted earnings per share $0.85 $1.04 $0.69 $0.60 $0.35